UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 16, 2012

THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard South San Francisco, California 94080 (650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 16, 2012, Theravance, Inc. (the "Company") issued a press release announcing that the Company signed a collaboration agreement with Merck, known as MSD outside the United States and Canada, to discover, develop and commercialize novel small molecule therapeutics directed towards a target being investigated for the treatment of hypertension and heart failure. In exchange for granting Merck a worldwide, exclusive license to the Company's therapeutic candidates, Theravance will receive a $5 million upfront payment, funding for research, and be eligible for milestone payments totaling up to $148 million for the first indication and royalties on worldwide annual net sales of any products derived from the collaboration. Theravance will be responsible for discovery and Merck will be responsible for and fund all development and commercialization activities. The initial research term is twelve months, with optional extensions by mutual agreement, and Merck can terminate the agreement at any time. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
Exhibit 99.1	Press Release of Theravance, Inc. dated October 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.
Date: October 16, 2012	/s/ Michael W. Aguiar Michael W. Aguiar Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Press Release of Theravance, Inc. dated October 16, 2012